Exhibit 99.1

Athens Bancshares Corporation

IMPORTANT SPECIAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on August 30, 2018.

Vote by Internet

- Go to **www.investorvote.com/AFCB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A Proposals — The Board of Directors unanimously recommends a vote FOR Proposal 1 and FOR Proposal 2.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of June 11, 2018, by and between Athens Bancshares Corporation and CapStar Financial Holdings, Inc. (the "Merger Proposal").	☐	☐	☐
2. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign, but only one signature is required. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

0 2 D V 3 8 5 7 9 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

02W04B

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Revocable Proxy – Athens Bancshares Corporation Special Meeting of Shareholders August 30, 2018 – 9:00 a.m., Eastern Time This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints the official proxy committee of the Board of Directors of Athens Bancshares Corporation (the "Company"), consisting of Jeffrey L. Cunningham, Lyn B. Thompson and Myra NanDora Jenne, or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Shareholders to be held on August 30, 2018 at 9:00 a.m., Eastern time, at the Sherman Fine Arts Building, Tennessee Wesleyan University, 204 East College Street, Athens, Tennessee 37303, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting: This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" Proposal 1 and "FOR" Proposal 2. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. The undersigned hereby acknowledges receipt from Athens Bancshares Corporation, before the execution of this proxy, of a proxy statement for the Special Meeting of Shareholders.